Inuvo Announces Financial Results for the Second Quarter Ending June 30, 2020

LITTLE ROCK, AR – August 13, 2020 – Inuvo, INC. (NYSE AMERICAN: INUV) (“Inuvo” or the “Company”), a leading provider of marketing technology, powered by IntentKey™ artificial intelligence that serves brands and agencies, today announced its financial results for the second quarter and first six months ending June 30, 2020. The IntentKey, Inuvo’s proprietary machine learning technology, accounted for 25.6% of 2020 second quarter revenue and 16.9% of the first six months revenue, generating $1.94 million and $3.8 million, respectively.

Richard Howe, CEO of Inuvo, commented, “Lower revenue through the first six months of the year was principally caused by decreased advertising budgets associated with COVID-19 and primarily within the ValidClick Platform with May as the lowest revenue month of the year and where June, July and now August have all trended sequentially higher. Despite the Pandemic, the IntentKey business has grown 17% through the first half of the year.” Mr. Howe added, “Although revenue has been challenged during COVID-19, both the Net Loss and Adjusted EBITDA improved year-over-year within the quarter.”

Financial Results for the Three and Six Months Ended June 30, 2020:
Net revenue for the three and six months ended June 30, 2020 totaled $7.6 million and $22.5 million respectively down 46% and 24% year-over-year. Lower revenue throughout the period was principally the result of decreasing advertising budgets associated with COVID-19 within the ValidClick Platform.

The IntentKey Platform revenue for the six months ended June 30, 2020 was up approximately 17% and flat year-over-year within the quarter.

The ValidClick Platform revenue for the six months ended June 30, 2020 was down approximately 29% and down 53% year-over-year within the quarter.

Gross profit for the three and six months ended June 30, 2020 totaled $6.5 million and $18.0 million, respectively, yielding gross profit margins during each period of 86% and 80%, respectively.

IntentKey gross margins were approximately 55% in the current quarter, up 125% from the 24% in the prior year.

Operating expenses totaled $7.8 million in the quarter, down 26% from the $10.5 million in the prior year.

Net loss for the three and six months ended June 30, 2020 improved 30% and 5% to $1.4 million and $4.2 million respectively.

Adjusted EBITDA for the 2020 second quarter improved 84% to a loss of $140 thousand as compared to a loss of $854 thousand for the same period in 2019.

At June 30, 2020 Inuvo had approximately $4.2 million in cash. On July 27, 2020 Inuvo closed a public offering for its common stock with gross proceeds of $10.75 million. The Company remains primarily focused on growing its AI technology, the IntentKey, where there is believed to be a technological and competitive advantage.

Conference Call Details:
Date: Thursday, August 13, 2020
Time: 4:30 p.m. Eastern Time

Toll-free Dial-in Number: 1-800-263-0877
International Dial-in Number: 1-646-828-8143
Conference ID: 7887083
Participant Link: https://investor.inuvo.com/ir-calendar

A telephone replay will be available through August 27, 2020. To access the replay, please dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international). At the system prompt, enter the code 7887083 followed by the # sign. You will then be prompted for your name, company and phone number. Playback will then automatically begin.

About Inuvo
Inuvo®, Inc. (NYSE American: INUV) is a market leader in artificial intelligence, aligning and delivering consumer-oriented product & brand messaging strategies online based on powerful, anonymous and proprietary consumer intent data for agencies, advertisers and partners. To learn more, visit www.inuvo.com.

About the IntentKey™
Inuvo®’s IntentKey™ is a patented, machine-learning technology designed to mirror the manner in which the human brain instantly associates ideas, emotions, places, people, and objects. It creates an accurate, high-definition picture of consumer intent and sentiment related to a particular topic or item. Inuvo harnesses the power of the IntentKey™ to discover and reach high volumes of incremental in-market and relevant audiences that are hidden from typical marketing approaches. The IntentKey™ enables pinpoint media execution reaching consumers throughout the purchasing funnel all the way to conversion.

Safe Harbor / Forward-Looking Statements / Disclosures
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including, without limitation, statements made with respect to expectations with respect to the results of revenues from IntentKey in future periods, our lack of profitable operating history, changes in our business, potential need for additional capital, the ultimate impact of the COVID-19 pandemic on our industry in general and our business in particular, and other risks detailed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), and represent our views only as of the date they are made and should not be relied upon as representing our views as of any subsequent date. You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the heading "Risk Factors" in Inuvo, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed on May 12, 2020 and our other filings with the SEC. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of Inuvo, Inc. and are difficult to predict. The information, which appears on our websites and our social media platforms is not part of this press release.

Inuvo Company Contact:
Wally Ruiz
Chief Financial Officer
Tel (501) 205-8397
wallace.ruiz@inuvo.com

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
Tel (212) 896-1254
Valter@KCSA.com

INUVO, INC.
CONDENSED CONSOLIDATED BALANCE SHEET

	Unaudited
	June 30	December 31,

	2020	2019
Assets

Cash	$4,181,214	$372,989
Accounts receivable, net	3,256,697	7,529,785
Prepaid expenses and other current assets	243,137	243,888
Total current assets	7,681,048	8,146,662

Property and equipment, net	1,213,937	1,374,152

Goodwill	9,853,342	9,853,342
Intangible assets, net	9,518,841	10,451,593
Other assets	1,075,501	865,178
Total other assets	20,447,684	21,170,113
Total assets	$29,342,669	$30,690,927

Liabilities and Stockholders’ Equity

Accounts payable	$3,674,697	$7,520,567
Accrued expenses and other current liabilities	3,045,357	4,057,340
Financed receivables	2,158,443	3,381,364
Convertible promissory notes (net)	0	536,806
Derivative liability	0	182,250
Total current liabilities	8,878,497	15,678,327
Deferred tax liability	107,000	107,000
Other long-term liabilities	2,282,640	452,051
Total long-term liabilities	2,389,640	559,051

Total stockholders' equity	18,074,532	14,453,549
Total liabilities and stockholders' equity	$29,342,669	$30,690,927

INUVO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2020	2019	2020	2019
Net revenue	$7,590,187	$14,047,907	$22,523,170	$29,512,476
Cost of revenue	1,070,028	5,674,360	4,509,529	12,354,988
Gross profit	6,520,159	8,373,547	18,013,641	17,157,488
Operating expenses
Marketing costs	3,857,395	6,528,336	13,480,218	13,072,345
Compensation	2,118,311	1,735,489	4,462,546	3,544,045
Selling, general and administrative	1,781,121	2,213,507	3,839,963	4,590,568
Total operating expenses	7,756,827	10,477,332	21,782,727	21,206,958
Operating loss	(1,236,668)	(2,103,785)	(3,769,086)	(4,049,470)
Interest (expense) income, net	(72,681)	148,792	(225,192)	(367,916)
Other expense, net	(49,939)	-	(190,246)	-
Net loss	($1,359,288)	($1,954,993)	($4,184,524)	($4,417,386)

Earnings per share, basic and diluted
Net (loss) income	($0.020)	($0.060)	($0.070)	($0.140)
Weighted average shares outstanding
Basic	66,023,317	32,570,866	59,835,925	32,484,878
Diluted	66,023,317	32,570,866	59,835,925	32,484,878

RECONCILIATION OF LOSS FROM CONTINUING OPERATIONS BEFORE TAXES TO ADJUSTED EBITDA
(unaudited)

	Three Months Ended		Six Months Ended
	June 30	June 30	June 30	June 30
	2020	2019	2020	2019
Loss from continuing operations before taxes	($1,359,288)	($1,954,993)	($4,184,524)	($4,417,386)
Interest expense (income), net	72,681	(148,792)	225,192	367,916
Depreciation and amortization	925,206	813,510	1,866,632	1,637,275
EBITDA	(361,401)	(1,290,275)	(2,092,700)	(2,412,195)
Stock-based compensation	193,288	49,823	402,185	146,694
Non-recurring expense:
Costs incurred during the Terminated Merger	-	386,000	-	887,000
Adjustment to derivative liability accounts	28,057		168,364
Adjusted EBITDA	($140,056)	($854,452)	($1,522,151)	($1,378,501)

Reconciliation of Loss from Continuing Operations before Taxes to EBITDA and Adjusted EBITDA
We present EBITDA and Adjusted EBITDA as a supplemental measure of our performance. We defined EBITDA as net loss from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, and (iii) amortization. We further define Adjusted EBITDA as EBITDA plus (iv) stock-based compensation and (v) certain identified expenses that are not expected to recur or be representative of future ongoing operation of the business. These adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating EBITDA and Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.